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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT  (DATE OF EARLIEST EVENT REPORTED):  OCTOBER 30, 1997



                              AURA SYSTEMS, INC.
            (Exact Name of Registrant as Specified in its Charter)



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
          DELAWARE                       0-17249         95-4106894
(State or Other Jurisdiction           (Commission    (I.R.S. Employer
of Incorporation or Organization)      File Number)   Identification No.)

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                2335 ALASKA AVENUE, EL SEGUNDO, CALIFORNIA 90245
                    (Address of principal executive offices)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (310) 643-5300


FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT:  NOT APPLICABLE

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ITEM 5.  OTHER EVENTS

     On October 30, 1997, Aura Systems, Inc. (the "Registrant") issued and sold $10 million of Convertible Debentures (the "Debentures") to a single institutional investor for cash proceeds of $9.7 million, net of commissions. The Registrant will use the proceeds from the sale of the Debentures for working capital and general corporate purposes. The Debentures bear interest at the rate of 7% per annum, payable quarterly, with the entire principal amount due and payable on October 30, 2002, subject to prior redemption or conversion. The Debentures are convertible, at the option of the holder, into the Registrant's Common Stock at a fixed conversion price of $3.04 per share, which was 110% of the average closing bid price of the Common Stock over the five trading days ending on the day prior to the closing of the financing. The Debentures are subject to redemption at the option of the holder, at any time on or after July 30, 1998, at a price equal to 115% of the principal amount.

     As part of the financing, the investor received 3,619,910 five-year Warrants, exercisable at $2.85 per share (which price was set at the higher of (i) the average closing bid price of the Common Stock over the five trading days prior to closing and (ii) the closing bid price on the day prior to closing). The investor has an option exercisable on or before April 30, 1998, to invest up to an additional $10 million on substantially the same terms and conditions except that the conversion price of the additional Debentures and the exercise price of the Warrants will be a premium to the market price of the Common Stock at the time of the closing of the additional financing. The Registrant has agreed to register the resale of the Common Stock which may be issued to the investor upon conversion of the Debentures or exercise of the Warrants.

     Detailed information regarding the terms and conditions of this financing is set forth in the Exhibits which accompany this Report, which are identified in Item 7. The foregoing discussion is qualified in its entirety by the provisions of the agreements between the Company and the Buyer which are filed herewith as Exhibits and are incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.

     4.1 Securities Purchase Agreement dated October 30, 1997, by and between Aura Systems, Inc. and the Buyer.

     4.2  Convertible Debenture dated October 30, 1997.

     4.3  Stock Purchase Warrant dated October 30, 1997

     4.4 Registration Rights Agreement dated October 30, 1997, by and between Aura Systems, Inc. and the Buyer.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    AURA SYSTEMS, INC.
                                       (Registrant)


Date: November 7, 1997          By: /s/ Steven C. Veen
                                    ---------------------------------
                                        Steven C. Veen,
                                        Chief Financial Officer
                                        (Chief Financial and Accounting
                                         Officer)

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